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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Stratton Growth Fund, Inc. and to the inclusion of our report dated January 11, 2002 to the Shareholders and Board of Directors of the Stratton Growth Fund, Inc.



                                              TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 18, 2002